Exhibit 99.1

LIFE TECHNOLOGIES STOCKHOLDERS APPROVE ACQUISITION BY THERMO FISHER

CARLSBAD, CA, August 21, 2013 – Life Technologies Corporation (NASDAQ: LIFE) today announced that its stockholders voted to adopt the previously announced merger agreement providing for the acquisition of Life Technologies by Thermo Fisher Scientific (NYSE: TMO) at the Special Meeting of Stockholders held earlier today. More than 98 percent of votes cast at the Special Meeting were in favor of the transaction, representing more than 72 percent of all outstanding shares.

“Today’s approval represents a significant milestone and brings us one step closer to joining Thermo Fisher,” said Gregory T. Lucier, chairman and chief executive officer of Life Technologies. “I want to thank all of our stockholders for their support, which is a testament to the tremendous advantages and opportunities that this transaction provides to stakeholders of both companies. We look forward to joining together with Thermo Fisher in order to accelerate innovation for our customers and achieve greater success in a highly competitive global industry.”

As previously announced on April 15, 2013, the Board of Directors of Life Technologies approved a definitive agreement under which Thermo Fisher will acquire Life Technologies for $76.00 per share in cash, subject to potential increase in certain circumstances if the merger does not close by January 14, 2014, as described in the definitive proxy statement relating to the merger. The transaction, which is expected to close early in 2014, remains subject to the satisfaction of the closing conditions set forth in the merger agreement, including regulatory approvals.

About Life Technologies

Life Technologies Corporation is a global biotechnology company that is committed to providing the most innovative products and services to leading customers in the fields of scientific research, genetic analysis and applied sciences. With a presence in more than 180 countries, the company’s portfolio of 50,000 end-to-end solutions is secured by more than 5,000 patents and licenses that span the entire biological spectrum – scientific exploration, molecular diagnostics, 21st century forensics, regenerative medicine and agricultural research. Life Technologies has approximately 10,000 employees and had sales of $3.8 billion in 2012.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about Life Technologies’ expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of Life Technologies by Thermo Fisher, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction; court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Life Technologies’ operations into those of Thermo Fisher; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Life Technologies may be difficult; Thermo Fisher and Life Technologies are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; and general economic conditions that are less favorable than expected. Additional information and other factors are contained in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013 and recent current reports on Form 8-K filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Life Technologies, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and Thermo Fisher and Life Technologies undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Media:

Life Technologies

Suzanne Hatcher, 760-268-7912

suzanne.hatcher@lifetech.com

or

Investors:

Life Technologies

Carol Cox, 760-603-7208

ir@lifetech.com

www.lifetechnologies.com